UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 26, 2011

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

397 STOCKTON DRIVE, EXTON, PENNSYLVANIA (Address of Principal Executive Offices)		19341 (Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01    Entry into a Material Definitive Agreement.

On October 26, 2011, an indirect, wholly-owned subsidiary of ViroPharma Incorporated (the “Company”), entered into a Share Purchase Agreement (the “Purchase Agreement”), by and between DuoCort AB as the Seller (the “Seller”), and a new subsidiary of the Company as the Buyer (the “Buyer”), pursuant to which, subject to certain closing conditions, the Company will acquire all of the issued and outstanding shares (the “Purchase”) of DuoCort Pharma AB (“DuoCort”). As a result of the Purchase, the Buyer will own all of the issued and outstanding shares of DuoCort, and will continue to be an indirect, wholly-owned subsidiary of the Company. The Purchase Agreement provides that, upon consummation of the Purchase, the Buyer shall pay to the Seller 220 million Swedish Krona (SEK), or approximately $33.6 million, less an amount equal to the Net Debt (as defined in the Purchase Agreement) and the Working Capital Adjustment (as defined in the Purchase Agreement). In addition, the Buyer shall pay to the Seller additional consideration of up to 860 million SEK or approximately $131 million associated with regulatory and commercial milestones.

The boards of directors of DuoCort and the Buyer have approved the Purchase and the Purchase Agreement. The Purchase Agreement is subject to certain closing conditions and contains customary representations, warranties and covenants made by DuoCort, the Seller and the Buyer.

The Purchase is conditional upon, prior to December 31, 2011, (i) DuoCort receiving EC marketing authorization approval for the Product (as defined in the Purchase Agreement) maintaining its orphan status, (ii) DuoCort entering into an amendment to its manufacturing agreement with Recipharm AB and/or its affiliates to the reasonable satisfaction of the Buyer, (iii) the Seller not being in material breach of any of the covenants relating to DuoCort’s conduct of the business prior to closing nor any of its representations and warranties at the Closing Date (as defined in the Purchase Agreement), and (iv) other customary closing conditions.

The Company expects to incur additional costs in connection with the Purchase, including costs associated with advisors’ fees and other transaction-related expenses.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and is qualified in its entirety by, the Purchase Agreement, which the Company anticipates will be filed, subject to a request for confidential treatment, as an exhibit to the Company’s annual report on Form 10-K for the year ending December 31, 2011.

Item 8.01    Other Events

On October 27, 2011, ViroPharma issued a press release announcing its entry into the Agreement. A copy of this press release is attached as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

The following exhibits are attached to this Form 8-K:

(d)	Exhibit No.	Description

	99.1	Press release dated October 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: October 27, 2011	By:	/s/ J. Peter Wolf
J. Peter Wolf
Vice President, General Counsel and Secretary